Exhibit 11
                                 THERMEDICS INC.

                        Computation of Earnings per Share


                                                       Three Months Ended
                                                   --------------------------
                                                      June 28,       June 29,
                                                          1997           1996
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $ 5,506,000    $ 9,754,000
                                                   -----------    -----------
   Shares:
     Weighted average shares outstanding            36,697,375     36,757,308

     Add: Shares issuable from assumed exercise of
          options (as determined by the
          application of the treasury stock method)    198,069        491,069

          Shares issuable from assumed conversion
          of subordinated convertible debentures     1,988,984        917,993
                                                   -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                                 38,884,428     38,166,370
                                                   -----------    -----------
   Primary Earnings per Share (a) / (b)            $       .14    $       .26
                                                   ===========    ===========
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                                                                    Exhibit 11
                                 THERMEDICS INC.

                        Computation of Earnings per Share


                                                        Six Months Ended
                                                   --------------------------
                                                      June 28,       June 29,
                                                          1997           1996
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $27,472,000    $15,011,000
                                                   -----------    -----------
   Shares:
     Weighted average shares outstanding            36,690,365     36,177,374

     Add: Shares issuable from assumed exercise of
          options (as determined by the
          application of the treasury stock method)    241,047              -

          Shares issuable from assumed conversion
          of subordinated convertible debentures     1,988,984              -
                                                   -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                                 38,920,396     36,177,374
                                                   -----------    -----------
   Primary Earnings per Share (a) / (b)            $       .71    $       .41
                                                   ===========    ===========